UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2008 (May 12, 2008)

CuraGen Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-23223	06-1331400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 East Main Street, Branford, CT 06405

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 481-1104

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 14, 2008, CuraGen Corporation, a Delaware corporation (the “Company”), announced the completion on May 12, 2008 of a series of privately-negotiated transactions with holders of the Company’s 4% Convertible Subordinated Notes due February 2011 (the “2011 Notes”) in which the Company repurchased a total of $50.9 million of the 2011 Notes for an aggregate purchase price of $43.2 million, reflecting an aggregate discount from the face value of such 2011 Notes of approximately 15.1%. After taking into account the most recent repurchases, the Company has approximately $100.0 million in cash and investments on hand and $19.0 million of the 2011 Notes remain outstanding.

With the completion of these transactions, the Company estimates that it will eliminate a total of approximately $5.6 million in interest payments on the 2011 Notes to maturity. The Company now anticipates that at December 31, 2008 it will have cash and investments of approximately $92.0 million, or $1.59 per share.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.

Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The Company is providing the information in this Current Report on Form 8-K as of this date and assumes no obligations to update the information included herein or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURAGEN CORPORATION

(Registrant)

Date: May 15, 2008

By:  /s/  Sean A. Cassidy

Name: Sean A. Cassidy

Title: Vice President and Chief Financial Officer